Exhibit 32

Certification Pursuant to Title 18, United States Code, Section 1350, as Adopted Pursuant to Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of PitBoss Entertainment, Inc., ("PittBoss") on Form 10-QSB for the three-month period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John D. Jarvis Jr., Chief Executive Officer and Principal Financial Officer of PittBoss, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PittBoss.

Date: August 19, 2005

/s/ John D. Jarvis Jr.

John D. Jarvis Jr.

Chief Executive Officer

and Principal Financial Officer